Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G/A No. 3 dated October 10, 2023 with respect to the shares of Common Stock of Eastside Distilling, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: October 10, 2023

BIGGER CAPITAL FUND, LP			BIGGER CAPITAL FUND GP, LLC

By:	Bigger Capital Fund GP, LLC, its general partner		By:	/s/ Michael Bigger
				Name:	Michael Bigger
By:	/s/ Michael Bigger			Title:	Managing Member
	Name:	Michael Bigger
	Title:	Managing Member
DISTRICT 2 CAPITAL LP

DISTRICT 2 CAPITAL FUND LP			By:	District 2 Holdings LLC, its general partner

By:	District 2 GP LLC, its general partner		By:	/s/ Michael Bigger
By:	District 2 Holdings LLC, its managing member			Name:	Michael Bigger
				Title:	Managing Member
By:	/s/ Michael Bigger
	Name:	Michael Bigger
	Title:	Managing Member	DISTRICT 2 HOLDINGS LLC

			By:	/s/ Michael Bigger
DISTRICT 2 GP LLC				Name:	Michael Bigger
				Title:	Managing Member
By:	District 2 Holdings LLC, its managing member

By:	/s/ Michael Bigger		BIGGER CAPITAL, LLC
	Name:	Michael Bigger
	Title:	Managing Member	By:	/s/ Michael Bigger
				Name:	Michael Bigger
				Title:	Managing Member
THE B.A.D. COMPANY, LLC

By:	Bigger Capital, LLC, its manager		/s/ Michael Bigger
MICHAEL BIGGER
By:	/s/ Michael Bigger
	Name:	Michael Bigger
	Title:	Managing Member